UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

June 12, 2003

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

COMMISSION FILE NUMBER 0-16448

Holiday RV Superstores, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	59-1834763

(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

200 East Broward Boulevard, Suite 920
Ft. Lauderdale, Florida 33301

(Address Of Principal Executive Offices)

(954) 522-9903

(Registrant’s Telephone Number,
Including Area Code)

(Former Name Or Former Address,
If Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     Today, Holiday RV Superstores, Inc. (the “Company”) announced the issuance of 15,000,000 shares of the Company’s common stock to its majority stockholder and senior lender, Stephen Adams and his affiliates (referred to herein as “Adams”), pursuant to Adams’ conversion notice that converted into the Company’s common stock $150,000 in principal and $150,000 in accrued but unpaid interest owing under an outstanding convertible promissory note (the “Note”) due from the Company, which was executed on March 20, 2002 and ratified by the Company’s stockholders at the Company annual stockholders’ meeting which was held in June 2002. The conversion price was $0.02 per share, which was the quoted trading price per share on February 26, 2003, the date immediately preceding the date on which the notice to convert was delivered to the Company and which under the terms of the Note and related loan documents determines the conversion price. Upon the issuance of the shares of the Company’s common stock to Adams, Adams’ ownership of the Company’s common stock increased from approximately 71 percent to more than 90 percent. With the increase of Adams’ ownership interest to over 90 percent, Adams is able to effect a “short form” merger in which the shares of common stock not owned by Adams could be acquired in exchange for consideration solely determined by Adams (subject only to dissenters’ appraisal rights under Delaware corporate law) at Adams’ discretion. A copy of the press release issued by the Company announcing the issuance of 15,000,000 shares of the Company’s common stock to its majority stockholder and senior lender is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

99.1	Press Release of the Company dated June 19, 2003.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 19th day of June, 2003.

HOLIDAY RV SUPERSTORES, INC.

/s/ Anthony D. Borzillo

Anthony D. Borzillo Chief Executive Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated June 19, 2003.

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